Exhibit 4.2

NVR, INC.

No. [ ]	3.950% Senior Notes due 2022

Principal Amount

$[            ]

CUSIP: 62944T AE5

ISIN: US62944TAE55

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

NVR, Inc., a Virginia corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [            ] on September 15, 2022 (the “Maturity Date”), and to pay interest thereon from September 10, 2012 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semiannually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing on March 15, 2013, and on the Maturity Date, at a rate of 3.950% per annum, until payment of said principal sum has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on an Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the “Regular Record Date” for such payment, which will be the March 1 and September 1 (regardless of whether such day is a Business Day (as defined below)) next preceding such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be less than five Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail or by on behalf of the Company to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Company maintained for that purpose in New York, New York. The Company hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Company in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

An “Interest Period” is each period from and including the immediately preceding Interest Payment Date (or from and including September 10, 2012, in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, any amounts payable on such Interest Payment Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date.

Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds (or with respect to any Note not held in global form, by a U.S. dollar check or by wire transfer of immediately available funds) in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture referred to on the reverse hereof.

This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: [            ], 20[    ]

NVR, INC.

By:
Name:	[ ]
Title:	[ ]

By:
Name:	[ ]
Title:	[ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: [            ], 20[    ]

U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association

By:
Authorized Signatory

[REVERSE OF NOTE]

NVR, INC.

3.950% Senior Notes due 2022

This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of April 14, 1998, between the Company and The Bank of New York, as trustee (the “Base Indenture”), as supplemented from time to time. This Security is one of a series of Securities designated as the 3.950% Senior Notes due 2022 of the Company (the “Notes”), initially issued in an aggregate principal amount of $600,000,000 and issued under and pursuant to the Base Indenture, as modified and supplemented by the Fifth Supplemental Indenture dated as of September 10, 2012 between the Company and U.S. Bank Trust National Association, a national banking association, as successor trustee (the Base Indenture, as modified and supplemented by such Fifth Supplemental Indenture, herein called the “Indenture”), duly executed and delivered by the Company to U.S. Bank Trust National Association, a national banking association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto that are applicable to the Notes reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Indenture permits the issuance of Additional Notes upon compliance with certain requirements.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and premium (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture. Each of the following is an “Event of Default”: (i) default in the payment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days; (ii) default in payment of all or any part of the principal or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by declaration of acceleration or otherwise; (iii) failure by the Company or any Subsidiary to comply with Article VI of the Fifth Supplemental Indenture; (iv) default in the observance or performance, or breach, of any of the Company’s or its Subsidiaries’ other agreements in the Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Notes, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (1) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness within 30 days of such principal, interest or premium becoming due or payable (after giving effect to any applicable grace period provided in such Indebtedness) and the aggregate outstanding principal amount of such unpaid Indebtedness is $50.0 million or more; or (2) results in the acceleration of such Indebtedness prior to its express maturity, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration, and the aggregate outstanding principal amount of such accelerated Indebtedness is $50.0 million or more; (vi) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition in an involuntary case or proceeding seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, or a decree, judgment or order of a court of competent jurisdiction directing the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or the winding up or liquidation of the affairs of any such Person, shall have been entered, and the continuance of any such decree, judgment or order unstayed and in effect for a period of 90 consecutive days; and (vii) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt (including conversion of an involuntary proceeding into a voluntary proceeding), or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent to the filing of any such petition, or shall consent to the appointment of a Custodian of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, or fail generally to pay its debts as they become due.

If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default specified in sub-clauses (vi) or (vii) above), then in each such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders) (an “Acceleration Notice”), may declare all principal, determined as set forth below, and, in each case, accrued interest thereon, to be due and payable immediately. If an Event of Default specified in sub-clauses (vi) or (vii) above occurs, all principal and accrued and unpaid interest thereon shall be immediately due and payable on all Outstanding Notes without any declaration or other action on the part of the Trustee or the Holders.

The Holders of a majority in aggregate principal amount of the Notes then Outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in the payment of principal of, or interest on, the Notes) on the Notes under the Indenture. Holders of a majority in aggregate principal amount of the then Outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal of, or interest on, the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

The Notes shall be redeemable at the option of the Company, in whole or in part, at any time upon not less than 30 nor more than 60 days notice (i) prior to the date that is three months prior to the maturity of the Notes, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed or (b) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon, if any, to the redemption date, and (ii) commencing on the date that is three months prior to the maturity of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the applicable date of redemption.

If less than all of the Notes are redeemed at any time, selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee in compliance with the requirements of the principal national securities exchange on which the Notes are listed, if any, or, if the Notes are not listed on any national securities exchange, pro rata, by lot or by such method as the Trustee deems fair and appropriate. No Notes of $1,000 or less can be redeemed in part. Notice of redemption shall be mailed via first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of such Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption and such Notes will cease to be Outstanding.

The covenants set forth in Article Ten of the Base Indenture (other than as specified in the Fifth Supplement Indenture) shall be fully applicable to the Notes.

In the event that there shall occur a Change of Control Repurchase Event, except as otherwise provided in the Indenture, the Company shall make an offer to each Holder of the Notes to purchase all or any part of such Holder’s Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes or modifying in any manner the rights of the Holders of Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note so affected, among other things (i) reduce the percentage in principal amount of Notes, the Holders of which are required to consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or reduce the premium payable upon redemption of the Notes, (iii) reduce the rate, amount or stated payment date of interest on any Note, (iv) make any Note payable in any currency other than that stated in the Notes, (v) make certain changes in the provisions of the Indenture relating to amendments, waivers of past Defaults or the absolute rights of Holders of the Notes to receive payments of principal of, or interest or premium, if any, on the Notes; (vi) impair the rights of any Holder to bring suit as permitted by the Indenture; or (vii) modify the ranking or priority of the Notes. It is also provided in the Indenture that, with respect to certain Defaults or Events of Default regarding the Notes, the Holders of a majority in aggregate principal amount outstanding of the Notes may on behalf of the Holders of all the Notes waive any such past Default or Event of Default and its consequences, prior to any declaration accelerating the maturity of the Notes, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to the Notes. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Notes. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Securities.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Notes Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof, premium, if any, or interest hereon on or after the respective due dates expressed herein.

No references herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

This Note is issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes may be exchanged for a like aggregate principal amount of Notes of this series of other authorized denominations at the office or agency of the Company in New York, New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

This Note is not subject to a sinking fund requirement.

Upon due presentment for registration of transfer of Notes at the office or agency of the Company in New York, New York, a new Note or Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in any Security or coupon appertaining thereto, or because of any Indebtedness evidenced hereby or thereby (including, without limitation, any obligation or Indebtedness relating to the principal of, or premium, if any, or interest or any other amounts due, or claimed to be due, on this Note), or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, as such, or against any past, present or future shareholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released, to the fullest extent permitted by applicable law, by the acceptance hereof and as part of the consideration for the issue hereof.

Prior to due presentation of a Note for registration of transfer, the Company, the Trustee, and any authorized agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions herein and on the face hereof; interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” and “ISIN” numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP or ISIN numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

To assign this Note fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax identification number, if any)

(Print or type assignee’s name, address and zip code)

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Date:

Signature Guarantee

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Article IX of the Fifth Supplemental Indenture, check the box:    ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Article IX of the Fifth Supplemental Indenture, state the amount in principal amount: $_______________________

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Increase in Principal Amount of this Global Note	Amount of Decrease in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Increase (or Decrease)	Signature of Authorized Officer of Trustee (or other custodian with respect to a Global Note)

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